Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Consolidated-Tomoka Land Co.:

We consent to the use of our reports on consolidated financial statements and financial statement schedule of real estate and accumulated depreciation, and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP
July 29, 2010
Jacksonville, Florida
Certified Public Accountants